Exhibit 99.1

Occam Networks Announces Q1 2003 Results

Company Continues to Capture New Customers and Initiate New Trials for its Broadband Loop Carrier Architecture

SANTA BARBARA, Calif. – April 24, 2003 – Occam Networks Inc. (OTCBB: OCCM), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications companies worldwide, today reported results for the quarter ended March 31, 2003. Occam Networks reported revenue for the quarter of $1,451,000. Occam also announced the addition of three new customers for its Broadband Loop Carrier platform. In addition, Occam announced that three video trials of its triple-play Broadband Loop Carrier architecture, which was announced in November 2002, are underway at different ILECs.

“Carriers are facing new business and service demands, and we are steadily gaining customers because our Broadband Loop Architecture meets those demands in an innovative and economical way,” said Bob Howard-Anderson, president and CEO of Occam Networks. “The uniqueness of our platform, and our ability to help carriers achieve their service goals has allowed us to continue to grow revenue quarter over quarter in a difficult telecommunications market.”

During the first quarter of 2003, the company announced that Comporium Communications, the 20th largest incumbent local exchange carrier in the United States, has selected Occam’s Broadband Loop Carrier (BLC) system to deliver high-speed broadband services. Trials are underway at additional Top 20 ILECs.

“The number of new trials that we started in Q1 demonstrates the power of our value proposition,” added Howard-Anderson. “Our customers and prospects continue to tell us that the future of access networks will be IP and Ethernet.”

In January of 2003 Occam completed the closing process for a round of financing that was announced in Q4 2002. The financing, worth $12 million, was secured through the private placement of Series A Preferred Stock.

“We are pleased that all our major share holders participated in the Series A Round of financing,” said Howard-Anderson. “They continue to support Occam and see the momentum we are demonstrating with customer wins and the initiation of additional customer trials.”

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q1 2003 EARNINGS

Starting at 2 p.m. Pacific time on Thursday, April 24, 2003, Occam Networks will conduct a conference call to report earnings for Q1 2003. The call, which will be open to the public, can be accessed by dialing 1-800-351-6801 for U.S. callers. The pass-code required for participation is 21812.

Callers will be put on ‘music hold’ until Bob Howard-Anderson, president and CEO and Howard Bailey, CFO of Occam Networks, join the call. The first 15 minutes of the call will include a presentation of financial information for Q1 2003. Mr. Bailey will then open the call to listeners for a question and answer period.

For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks Web site (www.occamnetworks.com) for 72 hours after the call is completed.

SUMMARY FINANCIAL INFORMATION:

OCCAM NETWORKS, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2003	Three Months Ended December 31, 2002
Net revenue	$1,451	$1,287
Cost of revenue	1,187	1,087

Gross profit	264	200

Operating expenses:
Research and product development	3,136	3,588
Sales and marketing	1,596	1,795
General and administrative	667	714

Total operating expenses	5,399	6,097

Loss from operations	(5,135)	(5,897)

Interest expense, net	(20)	(31)

Pro forma loss before income taxes	(5,155)	$(5,928)
Provision for income tax	5

Pro forma net loss	$(5,160)	$(5,928)

Basic and diluted pro forma net loss per share	$(0.04)	$(0.04)

Shares used to compute basic and diluted pro forma net loss per share	139,306	138,976

Reconciliation of pro forma net loss to GAAP net loss attributable to common stockholders:
Pro forma net loss	$(5,160)	$(5,928)
Pro forma exclusions:
Deferred stock-based compensation	320	369
Interest attributable to common stock potentially subject to rescission	200	200

Total pro forma exclusions	520	569

GAAP net loss attributable to common stockholders	$(5,680)	$(6,497)

Basic and diluted net loss per share attributable to common stockholders	$(0.04)	$(0.05)

Shares used to compute basic and diluted net loss per share	139,306	138,976

OCCAM NETWORKS, INC.

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2003	Three Months Ended December 31, 2002
Net revenue	$1,451	$1,287
Cost of revenue	1,187	1,087

Gross profit	264	200

Operating expenses (1):
Research and product development	3,380	3,866
Sales and marketing	1,645	1,857
General and administrative	694	743

Total operating expenses	5,719	6,466

Loss from operations	(5,455)	(6,266)

Interest expense, net	(20)	(31)

Loss before income taxes	(5,475)	(6,297)
Provision for income tax	5

Net loss	(5,480)	(6,297)

Interest attributable to common stock potentially subject to rescission	(200)	(200)

Net loss attributable to common stockholders	$(5,680)	$(6,497)

Basic and diluted net loss per share attributable to common stockholders	$(0.04)	$(0.05)

Shares used to compute basic and diluted net loss per share	139,306	138,976

(1) Amortization of deferred stock-based compensation included in:
Research and product development	$244	$278
Sales and marketing	49	62
General and administrative	27	29

	$320	$369

OCCAM NETWORKS, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	March 31, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$12,913	$18,496
Accounts receivable	1,469	1,013
Inventories	649	796
Prepaid and other current assets	578	565

Total current assets	15,609	20,870
Property and equipment, net	2,952	3,291
Other assets	306	310

Total assets	$18,867	$24,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,802	$1,650
Accrued payroll	663	1,253
Accrued expenses	1,318	2,173
Capital lease obligations, current	651	716
Deferred revenue	58	17

Total current liabilities	4,492	5,809
Capital lease obligations, noncurrent	687	853

Total liabilities	5,179	6,662

Common stock potentially subject to rescission	10,700	10,500

Preferred stock	11,846	10,811
Common stock	141	141
Additional paid in capital	64,793	65,254
Warrants	480	480
Cumulative translation adjustment	24	16
Deferred stock compensation	(2,855)	(3,432)
Accumulated deficit	(71,441)	(65,961)

Total stockholders’ equity	2,988	7,309

Total liabilities and stockholders’ equity	$18,867	$24,471

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net income is included above.

About Occam Networks Inc. Occam Networks Inc. develops and markets a suite of Broadband Loop Carriers, innovative Ethernet- and IP-based loop carrier platforms that enable telecommunications service providers to profitably deliver a variety of traditional as well as packetized voice, broadband and Internet Protocol (IP) services from a single, converged, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. Rapidly changing technologies and market conditions may require changes to Occam’s products. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC, including the S-4 registration statement filed in connection with the company’s recent merger. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Howard Bailey Chief Financial Officer Occam Networks Inc. +1 805 692 2908 hbailey@occamnetworks.com	Derek Fay Connect Public Relations +1 801 373 7888 derekf@connectpr.com